                                                                    Exhibit 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 33-80577, 333-00514, 333-46473, 333-80087,
333-80089, 333-85093, 333-38966, 333-38988, 333-50582, 333-50584, 333-68362,
333-106670, 333-111520, 333-116570) and Form S-3 (Nos. 333-49092, 333-111547) of
RadiSys Corporation of our report dated March 7, 2005 relating to the December 31, 2004 and 2003 consolidated financial statements and financial statement schedule, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Portland, Oregon
March 3, 2006